March 25, 1999

Mr. Hank Byun
Samsung Electronics
105 Challenger Road
Ridgefield Park, NJ  07660



Dear Hank:

The purpose of this letter is to confirm that Summus, Ltd. and High Speed Net Solutions, Inc. (HSNS) have entered into a marketing license agreement. This agreement authorizes HSNS to act solely, on behalf of Summus, Ltd., as the point of contact for all commercial discussions and negotiations with Samsung relating to Summus' video streaming product. For purposes of these negotiations with Samsung, HSNS will also represent Summus Ltd. with regard to Summus' other products and technology. We are confident that this arrangement will help to ensure a prosperous relationship between all our companies.

Thank you for the opportunity to clarify this point with you.

                                    Best regards,

Summus, Ltd.                                     High Speed Net Solutions, Inc.

/S/ Daniel E. Stansky                             /S/ Peter R. Rogina
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Daniel E. Stansky                                 Peter R. Rogina
Chief Operating Officer                           President